UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2020
Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNTCQ*	*

* On May 26, 2020, the registrant’s Common Stock was suspended from trading on the NYSE. Effective May 27, 2020, trades in the registrant’s Common Stock began being quoted on the OTC Marketplace under the symbol “UNTCQ.” On June 10, 2020, the New York Stock Exchange filed a Form 25 to delist the registrant’s common stock and to remove it from registration under Section 12(b) of the Exchange Act, which delisting automatically became effective on June 20, 2020. The registrant’s Common Stock was cancelled upon its emergence from the Chapter 11 Cases as described herein on September 3, 2020 and the registrant filed a Form 15 to deregister its Common Stock under Section 12(g) of the Exchange Act on September 4, 2020.

Introductory Note

On May 22, 2020, Unit Corporation (Company) and its wholly owned subsidiaries, Unit Petroleum Company (UPC), Unit Drilling Company (UDC), 8200 Unit Drive, L.L.C. (8200 Unit), Unit Drilling Colombia, L.L.C. (Unit Drilling Colombia) and Unit Drilling USA Colombia, L.L.C. (Unit Drilling USA and together with the Company, UPC, UDC, 8200 Unit and Unit Drilling Colombia, the Debtors) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (Bankruptcy Code) with the United States Bankruptcy Court for the Southern District of Texas, Houston Division (Bankruptcy Court). The Debtors’ Chapter 11 cases (Chapter 11 Cases) were jointly administered under the caption In re Unit Corporation, et al., Case No. 20-32740 (DRJ).
In connection with the Chapter 11 Cases, on August 6, 2020, the Bankruptcy Court entered an order, Docket No. 340 (Confirmation Order), confirming the Debtors’ Amended Joint Chapter 11 Plan of Reorganization [Docket No. 320] (as amended, supplemented and modified, the Plan).
On September 3, 2020 (Effective Date), the conditions to effectiveness of the Plan were satisfied and the Debtors emerged from the Chapter 11 Cases.
Item 3.03 Material Modification to Rights of Security Holders

The information set forth under the Introductory Note and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

In accordance with the Plan, on the Effective Date, J. Michael Adcock, Carla S. Mashinski, William B. Morgan, Larry C. Payne, G. Bailey Peyton IV, Larry D. Pinkston and Robert J. Sullivan ceased to be members of the board of directors (Board) of the Company.
Under the Plan, as of the Effective Date, the Board will consist of seven members: Robert Anderson, Alan Carr, Phil Frohlich, Steven B. Hildebrand, David T. Merrill, Philip Smith, and Andrei Verona. Steven B. Hildebrand is the only director that served on the Company’s board of directors prior to emergence. David T. Merrill also serves as the Company’s President and Chief Executive Officer.
The Board will be classified into two groups, with the directors in Group I to initially serve until the Company’s annual meeting of stockholders in 2021 and the directors in Group II to initially serve until the Company’s annual meeting of stockholders in 2022. The directors in Group I are Steven B. Hildebrand, David T. Merrill and Andrei Verona. The directors in Group II are Robert Anderson, Alan Carr, Phil Frohlich and Philip Smith.
The summary biographies for the five directors who joined the Company on the Effective Date are included below:
Robert Anderson. Robert Anderson has been an executive with GBK Corporation since 2010 serving on numerous private boards including Summit ESP which was acquired by Halliburton in 2017. Between 2002 and 2010 Mr. Anderson engaged primarily in personal investing with a focus on oil & gas supply/demand fundamentals while simultaneously serving on the University of Kansas Chemical & Petroleum Engineering Board of Advisors. In 1998, he was co-founder and CEO of privately held Sapient Energy Corp which was subsequently sold to Chesapeake Energy in 2002. During his time with Sapient, Mr. Anderson was also actively involved on the IPAA’s Capital Markets Committee. Prior to establishing Sapient Energy, Mr. Anderson worked for Kaiser-Francis Oil Company in various roles of increasing responsibilities from 1984 through 1997. After graduating from the University of Kansas in 1980 with a BS degree in Chemical Engineering, he worked for Amoco Production Company until 1984.
Alan Carr. Alan Carr is the Chief Executive Officer of Drivetrain, LLC, and is a distressed investing and turnaround professional, with 20 years of experience in principal investing, advisory mandates, and board of directors service, including complex financial restructurings and reorganizations in the U.S and Europe. Prior to Drivetrain, Mr. Carr was Managing Director at Strategic Value Partners, a global investment firm focused on distressed debt and private equity opportunities. Carr started his career at Skadden, Arps, Slate, Meagher & Flom LLC and Ravin, Sarasohn, Baumgarten, Fisch & Rosen in corporate restructuring advisory. He received a B.A. in Economics and Sociology from Brandeis University in 1992, and earned a J.D. from Tulane Law School in 1995.
Phil Frohlich. Phil Frohlich founded Prescott Capital Management in 1992 and has been serving as Managing Partner since. The Oklahoma-based hedge fund has around $500 million in assets under management and focuses on small and mid-cap stocks. Mr. Frohlich was formerly president of Tulsa-based Siegfried Companies Inc. and a tax principal with what is now the international accounting firm Ernst & Young. He received a B.B.A. in Economics with special distinction from the University of Oklahoma in 1976, an M.B.A. at the University of Texas at Austin with highest honors in 1980, and a J.D. with honors from the University of Tulsa in 1993.
Philip Smith. Philip Smith is the former Chief Executive Officer of Prize Energy Corp. and Tide West Oil Company. Mr. Smith served on the Board of Directors of Eagle Rock Energy LP from 2007 to 2015. Prior to Eagle Rock Energy, Mr. Smith was Chief Executive Officer and Chairman of Prize Energy Corp., which he co-founded with NGP in 1999, until the Company’s merger with Magnum Hunter Resources in 2002. Mr. Smith also served as CEO of Tide West Oil Company and grew the Company from less than $10 million in assets to more than $200 million in assets before it was sold to HS Resources in 1997. He received a B.S. in Mechanical Engineering from Oklahoma State University and a Master of Business Administration the University of Tulsa.
Andrei Verona. Andrei Verona currently serves as Portfolio Manager of the Spectrum Fund at Saye Capital Management, a credit hedge fund with approximately $100 million of equity and $200-$300 million of assets depending on leverage. Mr. Verona is responsible for all corporate related assets, including high yield bonds, bank loans, equities, and securitizations of corporate assets and is specifically focused on high yield and distressed opportunities across all sectors with a preference for secured, event driven positions. Prior to Saye Capital Management, Mr. Verona was Vice President at the investment bank Gleacher & Company, where he was responsible for executing and pitching high yield, M&A, and restructuring transactions. Mr. Verona started his career at PIMCO and GSC Partners, covering a variety of credit-related instruments. He received a B.A. in Economics from the University of California at Los Angeles in 2001.
Biographies of Messrs. Hildebrand and Merrill are available in Part III, Item 10 – “Directors, Executive Officers, and Corporate Governance” of the Company’s Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on April 29, 2020.
Other than as set forth in the Plan, there are no arrangements or understandings between any of the listed directors and any other persons pursuant to which such director was selected as a director and there are no transactions in which any of the listed directors has an interest in which requires disclosure under Item 404(a) of Regulation S-K.
Management Incentive Plan

Effective as of the Effective Date, the Board adopted the Unit Corporation Long Term Incentive Plan (LTIP) to incentivize employees, officers, directors and other service providers of the Company and its affiliates. The LTIP provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, performance awards, substitute awards or any combination of the foregoing. Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the LTIP, 903,226 shares of new common stock of the reorganized Company, par value $0.01 per share (New Common Stock) have been reserved for issuance pursuant to awards under the LTIP. New Common Stock subject to an award that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without delivery of shares and shares withheld to pay the exercise price of, or to satisfy the withholding obligations with respect to, an award will again be available for delivery pursuant to other awards under the LTIP. The LTIP will be administered by the Board or a committee thereof.
The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.
Employment Agreements

Effective as of the Effective Date, the Company entered into employment agreements (Employment Agreements) with each of David Merrill, the Company’s Chief Executive Officer and President, and Mark Schell, the Company’s Executive Vice President, Corporate Secretary and General Counsel. The initial term of each Employment Agreement is one year from the Effective Date. On the first anniversary of the Effective Date and each anniversary thereafter, the Company, at its option, may extend the term of such Employment Agreement for an additional one year term.
Under the Employment Agreements, Mr. Merrill will receive an annualized base salary of $545,000, and Mr. Schell will receive an annualized base salary of $492,000. The Employment Agreements also provide for each executive’s eligibility to receive discretionary annual bonus compensation and employee benefits on the same basis as those generally made available to other similarly-situated executives of the Company.
The Employment Agreements provide that employment may be terminated by the Company with or without “Cause,” by the executive for or without “Good Reason,” due to the executive’s “Disability” or death, or upon the Company’s non-renewal of the Employment Agreement (each quoted term as defined in the Employment Agreements).
Each Employment Agreement provides that, upon termination of employment for any reason, the Company shall pay the executive all unpaid base salary, any earned but unpaid annual bonus, and any unreimbursed business expenses.

Each Employment Agreement provides that, upon termination of employment by the Company without Cause or by non-renewal of the term of the Employment Agreement, or by an executive for Good Reason, so long as the executive executes a release of claims in favor of the Company and its affiliates and complies with the non-competition, non-solicitation, confidentiality, non-disparagement and intellectual property terms of the Employment Agreement, the executive shall receive severance payments in a total amount equal to $750,000.
In addition, under the Employment Agreements, each executive is subject to restrictions on competition and solicitation during his or her employment and for a period of one year thereafter as well as certain confidentiality, non-disparagement and intellectual property terms.
The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full and complete text of each Employment Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.2 and Exhibit 10.3, respectively.
Separation Benefit Plans

Effective as of the Effective Date, the Board adopted (i) the Amended and Restated Separation Benefit Plan of Unit Corporation and Participating Subsidiaries (Amended Separation Benefit Plan), (ii) the Amended and Restated Special Separation Benefit Plan of Unit Corporation and Participating Subsidiaries (Amended Special Separation Benefit Plan) and (iii) the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries (New Separation Benefit Plan).
In accordance with the Plan, the Amended Separation Benefit Plan and the Amended Special Separation Benefit Plan allow former employees or retained employees with vested severance benefits under either plan to receive certain cash payments in full satisfaction for their allowed separation claim under the Chapter 11 Cases. In accordance with the Plan, the New Separation Benefit Plan is a comprehensive severance plan for retained employees, including retained employees whose severance did not already vest under the Amended Separation Benefit Plan or the Amended Special Separation Benefit Plan. The New Separation Benefit Plan provides that eligible employees will be entitled to two weeks of severance pay per year of service, with a minimum of four weeks and a maximum of 13 weeks of severance pay.
The foregoing description of the Amended Separation Benefit Plan, Amended Special Separation Benefit Plan and New Separation Benefit Plan is qualified in its entirety by reference to the full and complete text of each separation benefit plan, which are attached to this Current Report on Form 8-K as Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On the Effective Date, under the Plan, the Company filed the Amended and Restated Certificate of Incorporation (Certificate of Incorporation) with the office of the Secretary of State of the State of Delaware. Also on the Effective Date, and under the terms of the Plan, the Company adopted the Amended and Restated Bylaws (Bylaws).
A description of the material changes from the Company’s prior certificate of incorporation (Prior Certificate) and bylaws (Prior Bylaws) is set forth below. Additionally, the General Corporation Law of the State of Delaware (DGCL) may contain provisions that affect the capital stock of the Company. For purposes of this section, Common Stock means New Common Stock issued pursuant to the Plan.
With respect to the Certificate of Incorporation, the material differences between the Certificate of Incorporation and the Prior Certificate include the following:
•The Certificate of Incorporation authorizes the Company to issue up to 25,000,000 shares of common stock, par value $0.01 per share (Common Stock) and 1,000,000 shares of preferred stock, par value $0.01 per share (Preferred Stock). The Prior Certificate authorized the Company to issue up to 175,000,000 shares of Common Stock, par value $0.20 per share and 5,000,000 shares of Preferred Stock, par value $1.00 per share.
•The Certificate of Incorporation prohibits the Company from issuing non-voting equity securities (which shall not be deemed to include any warrants or options to purchase capital stock of the Company) to the extent provided by Section 1123(a)(6) of the Bankruptcy Code. The Prior Certificate did not contain a comparable provision.
•The Certificate of Incorporation provides that, commencing at the time the Company does not have any class of securities registered pursuant to Section 12 of the Exchange Act, and for so long as the Company does not have a class of securities registered pursuant to Section 12 of the Exchange Act, until the earlier to occur of (x) the Consenting Noteholders (as defined in the Plan) ceasing to hold at least 50% of the outstanding shares of then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (Voting Stock) and (y) a public offering of Common Stock having occurred and shares of the Company’s Common Stock with a value of at least $250 million having been listed for trading on a national securities exchange, the Company shall not take certain actions without the consent of holders of at least 50% of the voting power of the then outstanding Voting Stock. Such actions include, among other things, (i) increasing or decreasing the size of the Board, (ii) undertaking any fundamental change to the nature of the business, (iii) consummating a public offering of Common Stock, (iv) any redemption or repurchase of the Company’s equity securities or declaring any dividend on the Common Stock, or (v), subject to certain exceptions, incurring an aggregate amount of indebtedness for borrowed money of the Company and its subsidiaries taken as a whole in excess of $25 million. The Prior Certificate provided that certain business combinations would require the affirmative vote of at least 80% of the Voting Stock.
•The Certificate of Incorporation provides that the Board will be divided into two classes, Group I and Group II, each of which will consist, as nearly as possible, of one-half of the total number of directors. The Group I directors will initially serve until the Company’s annual meeting of stockholders in 2021 or until their successors are elected and qualified, and the Group II directors will initially serve until the Company’s annual meeting of stockholders in 2022 or until their successors are elected and qualified. Commencing at the 2021 annual meeting of stockholders, each nominee for director will stand for election to a two-year term expiring at the second annual meeting of stockholders occurring after such director’s election and until such director’s successor is duly elected and qualified, subject to such director’s earlier resignation, retirement, removal from office, death or incapacity. The Prior Bylaws divided the Board into three classes, with each class elected to serve three-year terms.
•The Certificate of Incorporation provides that the directors may be removed, with or without cause, by an affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock. The Prior Certificate and Prior Bylaws were silent on director removal, and under the default law of Delaware, stockholders may effect removal of directors serving on a classified board only for cause.
•The Certificate of Incorporation provides that, subject to certain exceptions, the Company renounces any interest or expectancy of the Company or any of its controlled Affiliates (as defined in the Certificate of Incorporation) in, or in being offered an opportunity to participate in, any Corporate Opportunity (as defined in the Certificate of Incorporation) that is from time to time presented to any “Dual Role Person.” A “Dual Role Person” means any of the following individually or collectively, other than any person who is an employee (including an officer) of the Company or any of its subsidiaries: (A) any stockholder of the Company and (B) any person elected, appointed or otherwise serving as a director of the Company in accordance with the terms hereof, and, in each case of clauses (A) and (B), any of such stockholder’s or person’s Affiliates (other than, if applicable, the Company and its subsidiaries). The Prior Certificate did not contain a comparable provision.
•The Certificate of Incorporation provides that for so long as the Company does not have a class of securities registered under Section 12 of the Exchange Act, holders of 5% of the outstanding Common Stock who also held at least 5% of the Common Stock as of the Effective Date will have certain preemptive rights in respect of any issuance or sale of the Common Stock, preferred stock or certain other securities by the Company. The Prior Certificate expressly prohibited such preemptive rights.
• The Certificate of Incorporation expressly opts out of Section 203 of the DGCL. The Prior Certificate did not contain the same provision (which means the Company was subject to Section 203 of the DGCL under the Prior Certificate) but required a supermajority vote by stockholders for certain business combinations with interested stockholders.
•The Certificate of Incorporation designates courts in Delaware as the exclusive forum for derivative actions and certain other actions and claims. The Prior Certificate did not contain a comparable provision.
•The Certificate of Incorporation contains certain restrictions on transfer of the Company’s equity securities by persons with a percentage stock ownership of 4.75% or more to ensure the preservation of certain tax attributes for the benefit of the Company and its stockholders. The Prior Certificate did not contain a comparable provision.
With respect to the Bylaws, the material differences between the Bylaws and the Prior Bylaws include the following:
•The Bylaws provide that to make a nomination or bring other business before a meeting of the Company’s stockholders, a stockholder must own at least one percent (1%) of the then outstanding Voting Stock. The Prior Bylaws did not contain any such ownership requirement.
•The Bylaws provide that any special meeting of the stockholders, unless otherwise required by statute or by the Certificate of Incorporation, may only be called by (i) a majority of the entire Board or (ii) by the Secretary of the Company acting at the written request of stockholders owning at least twenty-five percent (25%) of the Voting Stock. The Prior Bylaws provide that a special meeting of stockholders may only be called by the Board or by the President.
•The Bylaws provide that, if the Company terminates and/or suspends its reporting obligations under Section 12(g) or Section 15(d) of the Securities Act, for so long as the Company does not have a class of securities registered pursuant to Section 12 or Section 15 of the Exchange Act, the Company shall provide to the stockholders by such means as reasonably determined by the Company (i) customary quarterly unaudited financial statements within forty-five (45) days following the end of each calendar quarter, and (ii) customary annual audited financial statements within ninety (90) days following the end of each fiscal year. The Bylaws further provide the Company shall provide all holders of over five percent (5%) of then-outstanding Common Stock (calculated on a fully-diluted basis) with (i) copies of material reports and certificates delivered by the Company to its lenders concurrently with such delivery to its lenders and (ii) copies of all budgets approved by the Board. The Prior Bylaws did not contain comparable provisions.
•The Bylaws provide that nominees to the Board must be nominated by or at the direction of the Board, by any committee of the Board or by any stockholder of the Company who owns at least one percent (1%) of the then outstanding Voting Stock who complies with the notice procedures set forth in the Bylaws. The Prior Bylaws provided that nominees to the Board could be nominated by or at the direction of the Board or by any stockholder of the corporation who was a stockholder of record of the corporation at the time such stockholder provided notice in accordance with the notice requirements of the Prior Bylaws.

The foregoing descriptions of the Certificate of Incorporation and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and the Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Unit Corporation, dated as of September 3, 2020

3.2	Amended and Restated Bylaws of Unit Corporation, dated as of September 3, 2020

10.1	Unit Corporation Long Term Incentive Plan

10.2	Employment Agreement, dated as of September 3, 2020, by and between Unit Corporation and David Merrill

10.3	Employment Agreement, dated as of September 3, 2020, by and between Unit Corporation and Mark Schell

10.4	Amended and Restated Separation Benefit Plan of Unit Corporation and Participating Subsidiaries

10.5	Amended and Restated Special Separation Benefit Plan of Unit Corporation and Participating Subsidiaries

10.6	Separation Benefit Plan of Unit Corporation and Participating Subsidiaries

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: September 10, 2020	By:	/s/ Mark E. Schell
Mark E. Schell Executive Vice President, Secretary & General Counsel